UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 19, 2015

DEEP DOWN, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-30351	75-2263732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8827 W. Sam Houston Pkwy N. Suite 100, Houston, TX 77040

(Address of principal executive offices) (Zip Code)

(281) 517-5000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

ITEM 1.01. – Entry into a Material Definitive Agreement.

On June 19, 2015, Deep Down, Inc., a Nevada corporation (“Deep Down” or the “Company”), entered into the Eighth Amendment to Amended and Restated Credit Agreement (“Eighth Amendment”) with Whitney Bank, a Mississippi state charted bank (“Whitney”). Under the Eighth Amendment, the Company and Whitney agreed to the following:

•	extend the maturity date of the revolving credit facility (“Revolving Credit Facility”) to June 30, 2016;

•	modify the interest rate with respect to the Revolving Credit Facility to 4.00% per annum; and

•	modify certain financial covenants, specifically the Leverage Ratio and Fixed Charge Coverage Ratio.

As of the effective date of the Eighth Amendment, the outstanding indebtedness under the Revolving Credit Facility was $3,750,000.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the document that is filed as an exhibit hereto, which is incorporated herein by reference.

SECTION 9 – Financial Statements and Exhibits

ITEM 9.01 – Financial Statements and Exhibits.

(d) Exhibits

10.1	Eighth Amendment to Amended and Restated Credit Agreement, dated as of June 19, 2015, between Deep Down, Inc. and Whitney Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 22, 2015

DEEP DOWN, INC.

By:	/s/ Eugene L. Butler
Eugene L. Butler Executive Chairman and Chief Financial Officer